Exhibit 10.8

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (this “Agreement”) dated as of the 29th day of April, 2010, is made by and among TD Waterhouse RRSP Account 230832S, in trust for Peter Alan Lacey as beneficiary, a corporation (“Lender 1”), Peter A. Lacey, an individual (“Lender 2”“), Michael Moretti, an individual (“Lender 3”), Tejas Securities Group, Inc 401k Plan and Trust, FBO John J. Gorman, John J. Gorman TTEE, a trust (“Lender 4”), William S. Steckel, an individual (“Lender 5”),and Dynamic Worldwide Solar Energy, LLC a Delaware Limited Liability Company (“Lender 6”), (Lender 1, Lender 2 Lender 3, Lender 4, Lender 5, and Lender 6 are sometimes referred to herein as the “Lenders”).

WITNESSETH:

WHEREAS, each of the Lenders has entered into a secured lending arrangement with Daystar Technologies, Inc. (the “Company”);

WHEREAS, as part of each such lending arrangement, the Company has issued a convertible promissory note to each of the Lenders (all indebtedness and other obligations of the Company to the Lenders as evidenced by each convertible promissory note being the “Loan Obligations” and all convertible promissory notes being, collectively, “Notes”);

WHEREAS, the Loan Obligations of each of the Lenders are secured by prior security interests granted by the Company to each of the Lenders in certain assets of the Company (all such assets being collectively, the “Collateral”) as described in security agreements between the Company and each of the Lenders (the security agreements being, collectively, “Security Agreements”); and

WHEREAS, it is contemplated that the security interests held by each of the Lenders in the Collateral shall rank pari passu on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the Lenders agree as follows:

1. Each Lender hereby acknowledges that the security interests held by each of the Lenders pursuant to the Security Agreements rank equally and ratably without priority over one another, regardless of the order of time in which any such security interests or claims arise, attach or are perfected by filing, recording, possession, control or otherwise. Each Lender and its Loan Obligation is listed in Schedule 1 attached hereto. Each Lender has the obligation to all other parties hereto to provide in writing any change of address or contact information.

2. The Security Agreements and Notes include all renewals, replacements, modifications and extensions thereof, to the extent that such renewals, replacements and modifications do not increase the principal amount thereof.

3. The principal amount of the Notes of the Lenders listed herein, or as amended, may not exceed $7.0 million in the aggregate (“Maximum Bridge Amount”). All Notes must be on the same payment terms which shall be one balloon payment on the maturity date, may not be prepaid in whole or part without the Lenders’ approval, and must have coterminous maturity dates. All Notes and Security Agreements must be cross defaulted and cross collateralized; and in the event a Note or Security Agreement of any respective Lender shall not so provide, then the terms of this Agreement shall be incorporated into such Note and Security Agreement as if they were original a part of such documents.

4. This Agreement and all obligations hereunder, or with respect hereto, shall continue in full force and effect so long as any of the Loan Obligations remain outstanding.

5. Each of the Lenders shall (a) promptly notify the other Lenders of any default under the Notes, Security Agreements or any other agreements or documents executed in connection therewith, as applicable (a “Default”) known to such Lender and not reasonably believed to have been previously disclosed to the other Lenders; (b) provide the other Lenders with such information and documentation as such other Lenders shall reasonably request in the performance of their respective obligations hereunder, including but not limited to information relative to the outstanding balance of principal, interest and other sums owed to such Lender by the Company; and (c) cooperate with the other Lenders with respect to any and all collections and/or foreclosure procedures at any time commenced against the Company or otherwise in respect of the Collateral securing the Loan Obligations. In the event of default, the Lenders may agree to appoint one Lender or Lender’s designee as the Servicing Lender to act on behalf of all of the Lenders hereunder. The Lenders agree to pay the Servicing Lender a servicing fee not to exceed 10% of the balance of the Notes outstanding for servicing the defaulted Loan Obligations. THE SERVICING LENDER, WHERE APPLICABLE, SHALL NOT BE LIABLE FOR ANY ERROR OR ACT DONE BY IT IN GOOD FAITH, OR BE OTHERWISE RESPONSIBLE OR ACCOUNTABLE UNDER ANY CIRCUMSTANCES WHATSOEVER (INCLUDING THE SERVICING LENDER’S NEGLIGENCE), EXCEPT FOR THE SERVICING LENDER’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. COMPANY WILL REIMBURSE SERVICING LENDER FOR REASONABLE EXPENSES, UP TO A MAXIMUM OF $100,000, WHICH MAY BE INCURRED BY IT IN THE PERFORMANCE OF ITS SERVICING DUTIES. COMPANY WILL SAVE SERVICING LENDER HARMLESS AGAINST, ANY AND ALL LIABILITY, CLAIMS, OR HARM AGAINST THE COMPANY, TD WATERHOUSE RRSP ACCOUNT 230832S, IN TRUST FOR PETER ALAN LACEY AS BENEFICIARY, AND PETER A. LACEY, AN INDIVIDUAL. THE FOREGOING INDEMNITY SHALL NOT TERMINATE UPON DISCHARGE OF THE LOAN OBLIGATIONS OR FORECLOSURE, OR RELEASE OR OTHER TERMINATION OF THE SECURITY AGREEMENTS. All collections received by the servicing Lender shall be distributed pari passu to the Lenders after payment of the servicing fee stated above and all reasonable out of pocket expenses incurred by the servicing Lender.

6. Any and all payments under the Notes as between all Lenders shall be paid equally and ratably. Furthermore, no Lender may accelerate the obligations of the Company under its Note and commence and complete the exercise of all of its other rights and remedies thereunder (without the approval or joinder of all Lenders). No Lender has an obligation to the other Lenders to take any steps with regard to the enforcement or protection of other Lender’s rights to the security for its Loan. In the event of a default by the Company under any Loan Obligation, should any payment, distribution or security or proceeds be received by a Lender upon or with respect to such Lender’s Loan prior to the satisfaction in full of the default, such Lender shall immediately deliver the same equally and ratably to all Lenders in the form received (except for endorsement or assignment by such Lender where required), for ratable application on the Loans (whether or not then due) and, until so delivered, the same shall be held in trust on behalf of all Lenders by such Lender as the property of all Lenders. Notwithstanding anything herein to the contrary, the Company may not prepay a Lender Note at any time in whole or in part, unless (a) no default exists under the Loans, (b) such payment on the Note will be paid equally and ratably to all Lenders hereunder, or (c) all Lenders otherwise agree in writing to such prepayment.

7. This Agreement shall be governed by the laws of the State of New York. Unless the context otherwise requires, all capitalized terms used herein which are defined in the New York Uniform Commercial Code shall have the meanings stated therein.

8. This Agreement is solely for the benefit of and shall bind the parties hereto and their respective successors and assigns, and no other person or persons shall have any right, benefit, priority or interest under or because of the existence of this Agreement. In the event of the transfer or assignment of all or any part of any of our security interests or claims described in this Agreement, the priorities established in this Agreement shall continue in full force and effect with respect to such assigned or transferred interests or claims, and the assigning party agrees to advise such assignee and transferee of such continuing priorities and obtain such assignee’s or transferee’s agreement thereto.

9. Subject to the limitations in paragraph 3, this Agreement may be amended to add additional Lenders up to an aggregate amount of $7.0 million in secured Collateral without a writing signed by all the Lenders; provided however, each Lender will promptly receive from Company an amended Schedule 1 reflecting any additional Lender.

10. This Agreement may not be amended to increase the aggregate amount of secured Collateral to more than $7.0 million or to affect any amendment other than as found in paragraph 9 above, except in a writing signed by all the Lenders.

11. This Agreement may be executed in counterparts, which when executed and delivered shall be an original, but all such counterparts shall together constitute one and the same agreement. In the event a Lender fails to execute and deliver this Agreement or an amendment to this Agreement within ten (10) business days of a written request therefor, then such Lender’s security interests in Company shall automatically be subordinate to the Lenders who have signed this Agreement, regardless of the date of execution of the Note or Security Agreements or the filing or perfection of such non-signing Lender’s security interests.

12. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. The provisions of this Agreement are, and are intended, solely for the purpose of defining the relative rights of the Lenders by and amongst themselves. Nothing contained herein is intended to or shall impair, the obligation of the Company as among the Lenders.

13. This is a continuing agreement and will remain in full force and effect until all but one of the Loans have been fully paid, performed and satisfied. This Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any payment of a Loan is rescinded or must otherwise be returned by a Lender upon the insolvency, bankruptcy, or reorganization of the Company or otherwise, all as though such payment had not been made.

14. No defect in, invalidity of, or absence or loss of priority in, or under this Agreement or the Notes or Security Agreements shall affect the respective rights under this Agreement.

15. Each Lender agrees not to amend or modify its respective Note or Security Agreements, without the prior written approval of the other if any such amendment or modification could materially adversely affect the other’s rights and priority to the Collateral or this Agreement.

16. Within ten (10) business days after a request therefor by any Lender (the “Requesting Party”), the party of whom such request is made, including the Company (the “Responding Party”) shall furnish to the Requesting Party, at the Requesting Party’s expense, a written letter addressed to the Requesting Party and any other party reasonably requested by the Requesting Party (including, without limitation, any actual or prospective assignee of the Requesting Party) which states the principal amount then outstanding on the Responding Party’s loan(s) and the date to which interest on such loan has been paid, the amount of any escrows, reserves or other sums held by or on behalf of the Responding Party (whether or not disbursed) and stating whether it has given any notice of the existence of any default under the Responding Party’s loan and that, to its knowledge, there is no condition or event which constitutes a default or which, after notice or lapse of time or both, would constitute a default or, if any such condition or event exists, specifying in reasonable detail the nature and period of existence thereof and what action the Company is taking or (to the extent then known to the Responding Party) proposes to take with respect thereto.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TD Waterhouse RRSP Account 230832S

By:
Name:	Peter A. Lacey
Title:	Authorized Signatory

Peter A. Lacey

By:
Name:	Peter A. Lacey
Title:	Authorized Signatory

Michael Moretti

By:
Name:	Michael Moretti
Title:	Authorized Signatory

Tejas Securities Group, Inc 401k Plan and Trust, FBO John J. Gorman, John J. Gorman TTEE

By:
Name:	John J. Gorman
Title:	Trustee

William S. Steckel

By:
Name:	William S. Steckel
Title:	Authorized Signatory

Dynamic WorldWide Solar Energy, LLC

By:	/s/ Brad Zackson
Name:	Brad Zackson
Title:	Manager

Schedule 1. Lenders and Loan Obligations

Lender	Loan Obligation	Contact Information
TD Waterhouse RRSP Account 230832S	$2,000,000
Peter A. Lacey, an individual	$885,000
Michael Moretti, an individual	$400,000
Tejas Securities Group, Inc 401k Plan and Trust, FBO John J. Gorman, John J. Gorman TTEE, a trust	$500,000
William S. Steckel, an individual	$30,000
Dynamic Worldwide Solar Energy, LLC	$650,000
Aggregate Loan Obligations	$4,465,000